Exhibit (j) under form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K

           Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Financial Highlights" in the Class A, Class B, and Class C Shares' Prospectuses for the Federated International High Income Fund, Federated International Small Company Fund, Federated International Capital Appreciation Fund and Federated International Value Fund and under the caption "Independent Registered Public Accounting Firm" in the Class A, Class B, and Class C Shares' Statements of Additional Information for the Federated International High Income Fund, Federated International Small Company Fund, Federated International Capital Appreciation Fund, and Federated International Value Fund in Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A, No. 33-52149) of Federated World Investment Series, Inc. We also consent to the incorporation by reference of our reports dated January 13, 2006 on Federated International High Income Fund, Federated International Small Company Fund, Federated International Capital Appreciation Fund, and Federated International Value Fund (the four portfolios comprising Federated World Investment Series, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended November 30, 2005.



                                          ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2006